Exhibit 4.13

TRADUCCIÓN PÚBLICA
SWORN TRANSLATION

[Some pages carry illegible signatures.]

TENTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS  TO THE CORPORATE SERVICES MASTER AGREEMENT

Agreement made in the Autonomous City of Buenos Aires on the 29th day of June of 2018 by and between:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno 877, Piso 23 in the Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “CRESUD”) as party of the one part;

(ii) IRSA Propiedades Comerciales S.A., domiciled at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “IRSAPC”), as party of the second part, and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar 108, Piso 1º in the Autonomous City of Buenos Aires and having established domicile for purposes hereof at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact, as party of the third part (hereinafter “IRSA” and collectively with CRESUD and IRSAPC designated as “THE PARTIES”).

WHEREAS:

(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);

(ii) On August 23, 2007 THE PARTIES executed the First Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “First Agreement”), whereby certain amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases, and new Individually Responsible Persons were appointed;

(iii) On August 14, 2008 and November 27, 2009, THE PARTIES executed the Second Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Second Agreement”) and the Third Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Third Agreement”), respectively, whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

(iv) On March 12, 2010, THE PARTIES executed an Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Addendum”) whereby THE PARTIES agree to unify in CRESUD the services of the Areas of Exchange of Corporate Services, to the effect of which the employment agreements of most of the employees of such areas were transferred and the procedure to allocate the costs of potential labor expenses arising from retirement of employees was established;

(v) On July 11, 2011, THE PARTIES executed the Fourth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Fourth Agreement”), on October 15, 2012, THE PARTIES executed the Fifth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the "Fifth Agreement"), on November 12, 2013, THE PARTIES executed the Sixth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Sixth Agreement”) and on February 18, 2015, THE PARTIES executed the Seventh Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Seventh Agreement” and together with the First Agreement, the Second Agreement, the Third Agreement, the Fourth Agreement, the Fifth Agreement and the Sixth Agreement, the “Agreements”), whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

(vi) Pursuant to the structuring process of a new organizational model of division of areas by business, an agreement was reached to transfer to IRSA and/or IRSAPC the employment agreements of those employees who render services related to the Technical, Infrastructure and Services, Purchases, Architecture and Design and Works Development Area, Real Estate Business Management, Real Estate Business Human Resources, Safety and Real Estate Areas, all of them related to the real estate business. On February 24, 2014 THE PARTIES executed a Second Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Second Addendum”) whereby the mechanisms to be used for the allocation of the costs of potential labor expenses that such process would involve were established.

(vii) On November 12, 2015, THE PARTIES executed the Eighth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Eighth Agreement”)

(vii) On May 5, 2017, THE PARTIES executed the Ninth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Ninth Agreement”).

(viii) THE PARTIES have been performing the Master Agreement based on an Implementation Manual originally drafted by Deloitte & Co. S.R.L., (hereinafter “Deloitte”), updated in due time;

(ix) In accordance with the recommendations made by Deloitte on its semi-annual reports, new operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in July 2017, which THE PARTIES wish to acknowledge in writing;

(x) THE PARTIES have disclosed the content of the TENTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Tenth Agreement”) to their respective Audit Committees; and

(xi) The Boards of Directors of IRSAPC, CRESUD and IRSA approved the Tenth Agreement at their respective meetings held on June 29, 2018;

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES hereby agree to execute this Tenth Agreement subject to the following terms and conditions:

ONE: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II, as amended by the Agreements, to the Master Agreement as per the following detail:

(i) Starting in July 2017, the Legal Affairs-Corporate area incorporated to it the Insurance Sector. As a consequence, Exhibit I and Exhibit II were modified to reflect these changes.

(ii) Starting in July 2017, the Finance area was renamed to “Administration and Finance” and incorporated to it the Corporate Accounting and Reporting Sector and the Corporate Taxes Sector. As a consequence, Exhibit I and Exhibit II were modified to reflect these changes.

(iii) Starting in September 2017, the Compliance area incorporated to it the Internal Audit Sector. As a consequence, Exhibit I and Exhibit II were modified to reflect these changes.

(iv) Starting in July 2017, the Board of Directors to be distributed sector was renamed to “Bol’var”. As a consequence, Exhibit I and Exhibit II were modified to reflect these changes.

(v) Starting in January 2018, the Real Estate area was renamed to “Investments” and incorporated to it the Architecture and Design and Works Development Sector. As a consequence, Exhibit I and Exhibit II were modified in a manner such that as from those dates, the areas would be as described in the new Exhibit I and Exhibit II.

(vi) Starting in January 2018, the Technical, Infrastructure and Services, Architecture and Design and Works Development area was renamed to “Technical, Infrastructure and Services”. As a consequence, Exhibit I and Exhibit II were modified in a manner such that as from those dates, the areas would be as described in the new Exhibit I and Exhibit II.

(vii) Starting in April 2018, the SOX Regulation area was renamed to “Internal Control”. As a consequence, Exhibit I and Exhibit II were modified to reflect these changes.

(viii) Starting in May 2018, the Audit Committee sector was renamed to “Corporate Governance”, which comprises the Compliance area. As a consequence, Exhibit I and Exhibit II were modified to reflect these changes.

In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding clauses and for purposes of updating Exhibits I and II, they shall be read as hereto attached for the periods and as from the dates indicated.

TWO: THE PARTIES agree that the costs related to the employees acting in the new Areas included pursuant to this Tenth Agreement, shall be governed in accordance with the terms and conditions set forth in the Master Agreement, the Addendum and the Second Addendum.

THREE: THE PARTIES represent that all the sections of the Master Agreement, the Agreements, the Addendum and the Second Addendum that have not been amended pursuant to this Tenth Agreement continue to be fully in force.

In witness whereof, this Agreement is executed in three (3) copies of the same tenor and to a single effect in the place and on the date first written.

CRESUD S.A.C.I.F.y A.

[Illegible signature] [Seal:] Ag. Eng. Alejandro G. Casaretto – Attorney-in-fact / [Illegible signature]
Attorneys-in-fact

IRSA Inversiones y Representaciones Sociedad Anónima

[Illegible signature] [Seal:] Fernando A. Elsztain / [Illegible signature]
Attorneys-in-fact

IRSA Propiedades Comerciales S.A.

[Illegible signature] [Illegible seal] / [Illegible signature] [Seal:] Ezequiel Sawicke – Attorney-in-fact
Attorneys-in-fact

Exhibit I

Description of Corporate Services Exchange Areas

Corporate Human Resources

The Human Resources sector renders to THE PARTIES the service consisting in Human Resources Administration; Human Resources Management, and Organizational Culture Management. Within the main activities of the sector we may mention labor relationships, selection of managerial positions, leadership training and interpersonal skills, remunerations and benefits, internal communications, etc.

Administration and Finance

The Administration and Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets, Financial Risk and Management of Financial Transactions.

In addition, it renders to THE PARTIES the service consisting in planning and defining the companies’ fiscal policies and the service consisting in consolidating the financial statements of IRSA Inversiones y Representaciones S.A. and in defining the companies’ accounting policies.

Planning

The Planning area is responsible for medium- and long-term planning, for aligning THE PARTIES’ objectives and individual goals, for coordinating THE PARTIES’ investment analysis, controlling corporate management, expenditure budgeting control and the Shared Services Center and for coordinating all the management information flowing through the businesses and submitted to the respective Boards of Directors.

Institutional Relations

The Institutional Relations sector renders to THE PARTIES the service consisting in the development and control of advertising, broadcasting actions, relations with the media, preparation of articles, brochures and related activities.

Compliance

The Compliance sector is responsible for information security and Internal Control, controlling the proper management of the different processes that constitute the administrative and accounting system and participating in their continuous improvement. In addition, it is in charge of verifying compliance with controls defined in the processes as well as with the regulations, principles and procedures that govern the governing bodies of the Parties. As regards the Audit Committee, it provides support and assistance for the compliance with its duties.

Shared Services Center

The Shared Services Center provides THE PARTIES with all the transactional and operational services associated to income and expense management, to the services inherent in managing human resources benefits and payroll processing, in commercial contract management, in errand running services and in general services. And it is equally responsible for managing, maintaining and providing support to systems, technology and processes and the companies’ tax calculation processes.

Safety

The Safety sector renders to THE PARTIES the surveillance service.

Legal Affairs - Corporate

The Legal Affairs - Corporate sector renders to THE PARTIES the service consisting in aid to the preparation, analysis and response to legal briefs, agreements, official letters, etc. In addition, it renders to THE PARTIES the service consisting in managing their assets’ coverage by negotiating, acquiring and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.

Technical, Infrastructure and Services

The Technical, Infrastructure and Services sector renders to THE PARTIES the services consisting in operation, maintenance and preservation of real estate assets and land reserves of the Companies.

Purchases and Hirings

The Purchases and Hirings sector renders to THE PARTIES the services consisting in procuring the most appropriate goods and/or service for the purpose for which they will be used. Quality, costs and terms of delivery are essential when taking the decision to hire. In addition, this sector deals with the necessary means to obtain appropriate funding of the purchases from suppliers.

Proceedings and Permits

The Proceedings and Permits sector renders to IRSA and IRSA PC the service consisting in management of national and municipal permits and licenses before the controlling entities.

Corporate Environment

The Corporate Environment Sector assesses the environmental impact of projects and activities in order to define preventive and corrective actions. This sector seeks to minimize potential impacts, following the working methodology set forth in an Environmental Management System. This area also manages the environmental records that are required by operation of law.

Investments

The Investments sector renders to IRSA and IRSA PC the services consisting in sales and acquisitions of real estate. In addition, it renders to such companies, services consisting in real estate business’ office commercial management and Architecture and Design, and Works Development.

Governmental Affairs

The Governmental Affairs sector takes part in the businesses of IRSA and IRSA PC arising from governmental grants (exploitation concessions and private initiatives).

Hotels

The Hotels sector renders to IRSA the services consisting in the integration of the different areas of hotels along with their business relations. It carries out activities to optimize and control hotels’ management and organization.

Bolívar

Bol’var includes the employees performing activities of support and assistance to the Parties’ Board of Directors.

Real Estate Business Board of Directors to be Distributed

The Real Estate Business Board of Directors to be Distributed sector includes the employees performing activities of support and assistance to the Board of Directors of IRSA and IRSAPC.

Attorneys-in-Fact

The Attorneys-in-Fact sector groups the employees who perform activities consisting in representing THE PARTIES before different governmental agencies.

General Management Department to be Distributed

The General Management Department to be Distributed sector includes employees performing activities of support and assistance to the Parties’ General Management Departments.

Board of Directors’ Safety

The Board of Directors’ Safety sector renders to the Parties the service consisting in comprehensive safety for the main officers acting in their Board of Directors.

Real Estate Business Management

The Real Estate Business Management sector renders the following services to IRSA and IRSAPC: budget and management control, accounting and reporting, analysis of new businesses, IT support to shopping centers, marketing and leadership agreements for the business legal aspects.

Real Estate Business HHRR

The Real Estate Business HHRR sector renders to IRSA and IRSAPC the service consisting in Human Resource Administration; Human Resource Management; Workplace Safety, Hygiene and Environment; Organizational Culture Management and Project Management. The main sector activities include, among others: personnel management, recruitment and training, compensation and benefits, internal communication, etc.

Fraud Prevention

The Fraud Prevention sector renders to THE PARTIES corporate Fraud Prevention services.

Exhibit II
Cost Distribution Bases

Corporate Departments	Department	Division / Subdivision	Distribution Method
Corporate Human Resources	Human Resources Management		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).
Culture Management
Administration and Labor Relations
Administration and Finance	Finance Department		The percentages of all the sectors making up the area are weighted.
Capital Markets
Capital Markets: Amount of financial transactions conducted in the period weighted at 70% and the remaining 30% corresponds to updates of offering memoranda and “horizontal” works (20F, annual reports, Press Release, etc.)

Relations with Investors
Investors Relations: Number of business highlights during the semester, number of earnings releases, number of meetings with investors (current or potential) to discuss the companies’ business and strategy, number of active coverages, number of earnings release conferences, the complexity of the website of each company, number of material events published in the Argentine Securities Commission and the US Securities and Exchange Commission, and number of Roadshows (Deal or Non-Deal). All items involved are weighted in equal parts.

	Financial Risk		Financial Risk: Time invested in the duties performed.
Financial Administration
Financial Administration: Total assets weighted at 40% and total liabilities weighted at 60%. The resulting percentage shall be weighted at 80% over the total. The remaining 20% will correspond to the percentage that each company consummates over the total inquiries for special transactions.

Corporate Departments	Department	Division / Subdivision	Distribution Method
	Corporate Tax		Salaries are weighted by position and by tasks performed (by company and in equal parts)
	Corporate Accounting and Reporting		Tasks performed and time invested in each.
Planning	Planning Department		Each one of the sectors making up the area is weighted.
	Corporate Budget and Management Control		Overhead expenses for the previous half year are pro-rated.
	Strategic Analysis		Tasks performed and the time spent in each.
Institutional Relations			Tasks performed and the time spent in each.
Compliance	Compliance Department		Each one of the sectors making up the Area is weighted.
	Internal Audit		Time estimated/projected in the annual plan.
	Information security		Time spent in each task is weighted
	Internal Control		Distribution of key control % per front / company
	Corporate Governance		Weighting of tasks performed.
Shared Services Center (CSC)	CSC Department
The percentage corresponding to each sector falling within the scope of the CSC area is weighted on the basis of the impact exerted by the relevant sector’s projected salaries on the total salaries of the CSC.

	Revenues Administration		Number of Revenue Transactions performed for each Company + Direct Allocation of Resources
	Expenses Administration		Number of Expense Transactions performed for each Company + Direct Allocation of Resources
	Customer Administration		Direct Allocation of Resources
	Collections Administration		Direct Allocation of Resources
	Treasury Administration		Number of Treasury Transactions performed by each Company.
	Own Account Administration		Number of Transactions performed by each Company.
	Technology		Weighting of time spent in each task (related to the services).
	IT Services		Number of CASTI incidents processed for each Company.
	Master Data		Number of Transactions processed by each Company.
	Systems and Applications		Hours devoted to each task.
	Project Systems		Hours devoted to each task.
	Commercial Transactions		Hours devoted to each task.
	Data Management		Hours devoted to each task.
	Process Quality		Weighting of time spent in each task.
	CSC Human Resources		50% weighting of % of CSC sectors; 50% weighting of Corporate sectors.
	Errand Running Service		Number of errands run.
	Back office		Hours spent in each task.
	General Services		Hours spent in each task.
	Administrative operations		The percentage of each sector served is weighted.
	Services Control		Number of documents controlled by company
	CSC Taxes		Salaries are weighted by position and by tasks performed (by company and in equal parts)
Real Estate Business Management	Real Estate Business Department		Each of the Departments comprising the Area is weighted. It does not render services to Cresud.
	Real Estate Business Analysis		Hours devoted to reviewed projects as applicable to IRSA PC or IRSA.
	Real Estate Legal Affairs		Weighting of hours and salaries.
	Real Estate Budget and Management Control		Actual revenues per company.
	Real Estate Business Accounting and Reporting		Number of Real Estate Business accounting vouchers.
	Real Estate Business IT Services		100% IRSA PC
Real Estate Business Board of Directors to be Distributed			Proportional between IRSA and IRSAPC. Excludes Cresud.
Real Estate Business HHRR			By payroll
Safety			Per hour
Legal Affairs - Corporate			Weighted between number of minutes analyzed and premium amount of the annual insurance program.

Corporate Departments	Department	Division / Subdivision	Distribution Method
Corporate Environment and Quality			Tasks performed and time devoted to them.
Technical, Infrastructure and Services
Technical, Infrastructure and Services
(IRSAPC – IRSA: Weighted average from the Departments reporting to it less the percentage allocated to CRESUD. CRESUD: a percentage is calculated based on the hours spent in the tasks performed/planned)

		Technical, Infrastructure and Services Department	An average is calculated of the departments reporting to it
		Planning and Control	By allocation of resources
		Logistics	Weighted between directly assigned personnel and centralized personnel distributed per square meter of the real property (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Distributed Operations	Square meters of real property held, operated and to which maintenance services are provided (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Third parties' services	Distribution of resource allocation.
		Traveling Personnel	Maintenance hours (IRSA and IRSAPC) and time spent in tasks (CRESUD).
		Engineering and Maintenance	Square meters of real property held, to which maintenance, engineering and other services are provided (IRSA and IRSAPC) and time spent in tasks (CRESUD).
	Buildings Personnel To be distributed		By number of buildings in each company.
Purchases and Hirings			Purchase orders through a weighting of their volume and amount.
Proceedings and Permits			Tasks performed and time spent in each
Investments	Real Estate		By total book value of the properties in each company.
	Rentals – Offices		By total book value of the properties in each company
	Architecture and Design and Works Development	Architecture and design	IRSA/IRSAPC: Personnel distributed per surface area and number of stores.
		Works development	Tasks performed and time spent in each.
Governmental Affairs			Weighting of allocated projects.
Hotels			100% IRSA.
Fraud Prevention			Proportional among the three companies.
Bolívar			Proportional among the three companies.
Attorneys-in-fact			Proportional among the three companies.
Audit Committee			Weighting of tasks performed.
Board of Directors’ Safety			Proportional among the three companies.

THIS DOCUMENT IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 17th day of September, 2018.
[For authentication purposes only:]
ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en español que he tenido ante m’ y al cual me remito en Buenos Aires, a los 17 d’as de septiembre de 2018.